Exhibit 10.2

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.

SHARE PLEDGE AGREEMENT

BETWEEN

NORWEGIAN AI TECHNOLOGY AS

("Pledgor")

and

NORDIC TRUSTEE AS

("Collateral Agent")

Relating to 100% of the shares in TROLL HOUSING AS and 100% of the shares in TYDAL DATA CENTER AS

Dated 15 April 2024

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
THIS SHARE PLEDGE AGREEMENT (the "Share Pledge Agreement") has been entered into on 15 April 2024 (the "Effective Date") by and between:

(1)
NORWEGIAN AI TECHNOLOGY AS, incorporated under the laws of Norway, registered in the Norwegian register of business enterprises under registration number 921 254 075, having its registered address at c/o Javelin Corporate Services AS, Fridtjof Nansens plass 7, 0160 Oslo, Norway,

(hereinafter the "Pledgor");

ON THE ONE PART

and

(2)
NORDIC TRUSTEE AS incorporated under the laws of Norway, registered in the Norwegian register of business enterprises under registration number 963 342 624, having its registered address at Kronprinsesse Märthas plass 1, 0160 Oslo, Norway, for itself and as security agent on behalf of the Secured Parties;

(hereinafter the "Collateral Agent");

ON THE SECOND PART

(each of the above may hereafter individually be referred to as a "Party", and collectively as the "Parties").

WHEREAS:

(A)
Pursuant to a note purchase agreement dated on or about the date of this Share Pledge Agreement (as amended, restated, modified or supplemented from time to time, the "Note Purchase Agreement") and made between, among others, Bitdeer Technologies Group (as "Issuer"), the Investors and the Collateral Agent (each as defined therein), the Investors has agreed to purchase certain number of secured Series A Notes from the Issuer subject to the terms and conditions of the Note Purchase Agreement.

(B)	The Pledgor is a wholly-owned indirect subsidiary of the Issuer.

(C)
The Pledgor is the owner of (i) 100% of the authorised and issued share capital in TROLL HOUSING AS, a private limited liability company incorporated and existing under the laws of Norway with business registration number; 911 678 608 ("Troll Housing"); and (ii) 100% of the authorised and issued share capital in TYDAL DATA CENTER AS, a private limited liability company incorporated and existing under the laws of Norway with business registration number; 927 050 188 ("Tydal DC"), and collectively with Troll Housing the "Target Companies"), and has agreed to enter into this Share Pledge Agreement to provide continuing collateral for the payment, discharge and performance of the Secured Obligations (as defined below).

(D)	The Collateral Agent shall hold any security created hereunder for the benefit of the Secured Parties pursuant to the terms of the Note Purchase Agreement.

NOW IT IS THEREFORE, in consideration of the foregoing Recitals, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.	DEFINITIONS

1.1	Definitions

1.1.1	In this Share Pledge Agreement:

1.1.1.1
"Bitdeer Technologies Group" means BITDEER TECHNOLOGIES GROUP, an exempted company incorporated under the laws of the Cayman Islands, with registration number 385239, having its registered office at OGIER GLOBAL (CAYMAN) LIMITED, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, and its business address at Aperia Tower 1, #09‑03/04, 08 Kallang Avenue, Singapore 330509

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
1.1.1.2
"Business Days" means any day, other than a Saturday, Sunday, or public holiday, on which banks are open for general business in Norway excluding any day on which banking institutions in Norway are authorized or required by law or governmental action to close.

1.1.1.3	"Companies Act" means the Norwegian Private Limited Companies Act of 13 June 1997 no 44 (aksjeloven) or the Norwegian Public Limited Companies Act of 13 June 1997 no 45 (allmennaksjeloven).

1.1.1.4	"Enforcement Act" means the Norwegian Enforcement Act of 26 June 1992 no 86 (Nw: tvangsfullbyrdelsesloven).

1.1.1.5	"FA Act" means the Norwegian Financial Agreements Act of 25 June 1999 no 46 (finansavtaleloven).

1.1.1.6	"Liens Act" means the Norwegian Liens Act of 8 February 1980 no 2 (Nw: panteloven).

1.1.1.7	"Pledge" means any and all rights of pledge created by the means of pledge of the Security Assets.

1.1.1.8
"Related Rights" means all related rights which derive from or accrue to the Shares from time to time, including the right to participate in any new issues of shares, issuance of bonus shares, the right to participate in issues of convertible debt instruments and other securities, the right to receive dividends (whether in cash or in kind), and which may be comprised by a share pledge pursuant to section 1-6 of the Liens Act.

1.1.1.9
"Secured Obligations" means all and the liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by the Issuer or any Security Provider under or in connection with the Note Document, both actual and contingent and whether due, owing or incurred solely or jointly and as principal or surety or in any other capacity.

1.1.1.10	"Security Assets" means the Shares and the Related Rights.

1.1.1.11
"Security Period" means the period beginning on the date of this Share Pledge Agreement and ending on the date (as stated by the Collateral Agent) upon which the Secured Obligations have been unconditionally and irrevocably paid and discharged in full in accordance with the Note Purchase Agreement or the collateral constituted by this Share Pledge Agreement is otherwise released by the Collateral Agent.

1.1.1.12
"Shares" means all the shares the Pledgor owns in the capital of the Target Companies, representing 100% of the Target Companies’ authorised and issued share capital per the Effective Date, and such new shares (the "Future Shares") that may be issued, regardless of the reason of such issuance, whether by way of substitution, replacement, dividend or in addition to the shares held on the date hereof, whether following an exchange, division, free attribution, contribution in kind or in cash or for any other reason, in which case such Future Shares shall immediately be and become subject to the security interest created hereunder.

1.2	Interpretation

1.2.1
Terms that are not capitalised but subject to a certain construction pursuant to Clause 1.1 (Definition and interpretation) of the Note Purchase Agreement, shall have the same meaning in this Share Pledge Agreement unless a contrary indication appears. Unless a contrary indication appears, any reference in this Share Pledge Agreement to:

(a).	a provision of law is a reference to that provision as amended or re-enacted;

(b).	a party to this Share Pledge Agreement and any Note Document includes such party’s successors in title and permitted transferees and assigns;

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
(c).
any agreement or instrument (including any Note Document) is a reference to that agreement or instrument as amended, novated, supplemented, extended or restated subject to any restriction on such changes contained herein or in the Note Purchase Agreement;

(d).	"assets" includes present and future properties, revenues and rights of every description;

(e).
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality); and

(f).	a time of day is a reference to Oslo, Norway time.

1.2.2	Section, Clause and Schedule headings are for ease of reference only.

1.2.3
In the event any of the terms of this Share Pledge Agreement should be conflicting or inconsistent with the terms of the Note Purchase Agreement and/or any other Note Document, the terms of the Note Purchase Agreement and any other Note Document shall have precedence, and in the event any of the terms of the Note Purchase Agreement should be conflicting or inconsistent with the terms of any other Note Document, the Note Purchase Agreement shall have precedence, provided that such would not have a detrimental effect on the validity or enforceability of the Pledge created or contemplated to be created herein.

2.	PLEDGE AND GRANT OF SECURITY

2.1	Pledge of Security Assets

2.1.1
As continuing security for the payment, discharge and performance of all the Secured Obligations, the Pledgor hereby irrevocably and unconditionally hereby grants to the Collateral Agent (on behalf, and for the benefit, of the Secured Parties) a first ranking security interest over all the Pledgor’s right, title and interest in and to the Security Assets.

2.1.2
The Pledge shall have a first ranking security alone and shall not be subordinated to any other pledge, encumbrance or security interest in the Security Assets, except as required by mandatory Norwegian law.

2.2	Perfection

2.2.1
Subject to the cooperation of the Investors pursuant to the control that the Investors have over the Target Companies in accordance with clause 6.2 of the Note Purchase Agreement, the Pledgor shall on the Effective Date and without undue delay following the issue or acquisition of any Future Shares give notice to the Target Companies of the Pledge of the Security Assets in the forms attached hereto as Exhibit A and shall procure that the Target Companies promptly and no later than ten (10) Business Days following the Effective Date or, in the case of Future Shares, ten (10) Business Days following the date of the notice:

(a).
issue an acknowledgment of the notice to the Collateral Agent in the form set out in the annex to the notice attached to the Exhibit A, confirming that the Pledge has been noted and duly recorded on first priority in the Target Companies' register of shareholders (Nw. aksjeeierbok); and

(b).
deliver to the Collateral Agent a copy of its register of shareholders signed by a member of its board of directors or any other authorised signatory/ies, evidencing that the Pledge has been recorded therein.

2.2.2
The Pledgor shall be deemed to have granted and perfected a first priority pledge over any Future Shares as security for the due and punctual performance of the Secured Obligations by executing and delivering the notice required to be delivered in accordance with Clause 2.2.1 above in respect of any Future Shares.

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
2.2.3	The Note Purchase Agreement governs dividend payments relating to the Secured Assets. The Pledgor is not permitted to make any dividends payments in breach of the Note Purchase Agreement.

2.2.4
The Collateral Agent shall, when all obligations secured hereunder have been duly and irrevocably fulfilled and discharged, promptly release the security interest created hereby by accepting deregistration of the Pledge and notifying the Target Companies of such release.

2.3	Maximum Liability

The Pledgor's aggregate liability under this Share Pledge Agreement shall never exceed USD 23,400,000.

2.4	Limitations

The obligations and liabilities of the Pledgor pursuant to this Agreement shall be limited to the extent necessary to comply with the mandatory provisions of law applicable to it, including sections 8-7 and 8-10, cf. section 1-3, of the Companies Act regarding unlawful financial assistance and other restrictions on a Norwegian limited liability company's ability to grant security in favour of other group companies. The obligations of the Pledgor under this Share Pledge Agreement shall always be interpreted so as to make the Pledgor liable to the fullest extent permitted by the Companies Act.

2.5	Continuing Security

The Pledge created under or pursuant to or evidenced by this Share Pledge Agreement is a continuing security and extends to (subject to Clause 2.3 (Maximum liability) and Clause 2.4 (Limitations)) the ultimate balance of the Secured Obligations and shall continue in full force and effect notwithstanding any intermediate payment or discharge in whole or in part of the Secured Obligations and shall be effective until the Collateral Agent has confirmed in writing that the Secured Obligations have been irrevocably discharged in full or until the Pledge is released.

2.6	Covenants of the Pledgor

2.6.1	The Pledgor shall not except as permitted by the Note Purchase Agreement (including any decisions made by the Investors pursuant to clause 6.2 of the Note Purchase Agreement), and mandatory law.

(a).	create or agree or attempt to create or subsist any other security interest or third party right on or over any Security Asset;

(b).	sell, lease, transfer or otherwise dispose of any Security Asset, or permit the same to occur, without the prior written consent of the Collateral Agent;

(c).
amend or change the Articles of Association without the Collateral Agent's prior consent where such amendment would have an adverse effect on the Collateral Agent's interests under this Share Pledge Agreement, and in no case incorporate pre-emptive rights, rights of first refusal or requirements for the Target Companies' consent with regard to disposals of the Security Assets;

(d).
exercise its voting rights in respect of the Shares in a manner which have or could reasonably be expected to have, an adverse effect on the Collateral Agent's interests under this Share Pledge Agreement; or

(e).
do or cause or permit to be done anything which will, or could reasonably be expected to, materially adversely affect the Security Assets or the rights of the Collateral Agent or which in any way is inconsistent with or depreciates, jeopardises or otherwise prejudices the Security Assets.

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
2.6.2
The Pledgor shall from time to time, upon reasonable request of the Collateral Agent, do all such acts and execute all such documents as the Collateral Agent considers necessary for giving full effect to this Share Pledge Agreement and securing to the Collateral Agent the full benefit of the rights, powers and remedies conferred upon the Collateral Agent.

2.7	Exercise of Remedies and Application of Proceeds

2.7.1
Upon the Collateral Agent serving a notice of default to the Pledgor and at all times thereafter, provided that a non-remedied breach exists under the Note Purchase Agreement and following the end of any applicable remedy periods, the Collateral Agent shall be entitled to enforce sale of all or part of the Security Assets in accordance with the mandatory provisions of the Enforcement Act. The Collateral Agent and the Pledgor may agree to sell all or part of the Shares in another way than described in the Enforcement Act.

2.7.2
For the purpose of enforcing the security created by this Share Pledge Agreement and to the extent permitted by law, the Pledgor irrevocably authorises and empowers the Collateral Agent upon the serving of a notice of default, where as a non-remedied breach exists under the Note Purchase Agreement and in accordance with Clause 2.7.1, to act in the name of the Pledgor, and on behalf of the Pledgor to do all acts and take any necessary or appropriate steps in respect of the Security Assets in accordance with this Share Pledge Agreement, including but not limited to attend all general meetings of the Target Companies as the Pledgor's representative and to vote at such general meeting for all shares owned by the Pledgor. The power of attorney set out in this Clause 2.7.2 shall be valid for as long as this Share Pledge Agreement remains in force.

2.7.3
The Collateral Agent shall not be liable for any loss arising from or in connection with the enforcement of its rights under this Share Pledge Agreement or the realisation of the Shares or any part thereof except in case of gross negligence or wilful misconduct. In no case shall the Collateral Agent be held responsible for any indirect damage or consequential loss.

2.7.4
All reasonable costs and expenses (including, but not limited to, legal fees) incurred by the Collateral Agent in connection with the enforcement of the security created by this Share Pledge Agreement shall be borne by the Pledgor and the Pledgor shall indemnify and hold the Collateral Agent harmless in respect of such costs and expenses. All costs and expenses shall be included in the Secured Obligations.

2.7.5
All moneys received by the Collateral Agent; or its designee, in exercise of the rights, powers and remedies under this Share Pledge Agreement or by law shall be applied by the Collateral Agent in discharge of Secured Obligations in accordance with the provisions of the Note Purchase Agreement. When all obligations secured by this Share Pledge Agreement have been fully and irrevocably discharged, the surplus (if any) shall be paid to the Pledgor.

2.7.6
The Pledgor hereby irrevocably and unconditionally undertakes to refrain from making use of any pre-emption rights or rights of first refusal under the Articles of Association or any other such right pursuant to any agreement or under any law, in relation to or following the sale of the Security Assets or any of them pursuant to this Share Pledge Agreement.

2.8	Compliance with the FA Act

2.8.1	The Pledgor hereby agrees, accepts and acknowledges that:

(a).	if and to the extent the FA Act is applicable to this Agreement, the provisions of sections 62-74 (both sections inclusive) of the FA Act shall not apply to this Share Pledge Agreement;

(b).
it is familiar with the additional security created under the Note Purchase Agreement, and that the Security is in addition to and is not in any way prejudiced by any present or future guarantee, collateral, lien or other security interest held by the Collateral Agent or any other Secured Party;

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
(c).
it waives any right it may have of first requiring the Collateral Agent to proceed against or enforce any other rights or security interest or claim payment from any person before enforcing the Pledge; and

(d).
the Collateral Agent may at any time during the Security Period refrain from applying or enforcing any other security interest or rights held or received by it in respect of the Secured Obligations, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Pledgor shall not be entitled to the benefit of the same.

2.8.2
The information regarding additional security interest is included to meet the requirements of Section 61 of the FA Act and shall not in any way prejudice the Collateral Agent’s rights as aforesaid to amend or waive any security interest.

2.9	Further undertakings

2.9.1
The Pledgor further undertakes and agrees with the Collateral Agent that it shall in the event that (A) any of the Target Companies shall be transformed into a public limited company (allmennaksjeselskap) and/or (B) the Shares in any of the Target Companies are converted to book entry shares, inform the Collateral Agent thereof prior to any corporate resolution concerning any such transformation being passed and give such instructions or directions as the Collateral Agent may reasonably require in order to protect or preserve its Pledge, including (without limitation) register the pledge created under this Share Pledge Agreement with VPS (or any other applicable Norwegian authorised securities depository).

2.9.2	The undertakings in this Clause 2.9 remain in force throughout the Security Period and are given to each Secured Party.

2.10	Representations and Warranties

2.10.1	The Pledgor represents and warrants that:

(a).
any new shares that may be issued whether by an increase of any Target Companies’ share capital, or a change in the nominal value of the shares to the benefit of the Pledgor, and any shares in the Target Companies acquired by the Pledgor (regardless of the reason for the acquisition) will constitute a part of the Pledge, and the Pledgor will make any arrangement necessary to immediately register such new shares as pledged to the benefit of the Collateral Agent.

(b).
the Pledgor has full ownership of all the Shares, no lien or any other kind of encumbrance is in existence over the Shares or any part thereof, the right to pledge the Shares and dividends is not restricted in any way other than as a consequence of or in accordance with this Share Pledge Agreement, the Shares may be freely pledged, and the Shares are not subject to any dispute or litigation by any third party.

3.	MISCELLANEOUS

3.1	Assignment

The Collateral Agent may assign or transfer its rights and obligations hereunder without the consent of the Pledgor. The Pledgor shall at the request of the Collateral Agent take all such actions as the Collateral Agent may reasonably request to preserve the security interest created hereunder in connection with any such assignment or transfer.

3.2	No Waiver

No delay or omission in exercising any powers or privileges hereunder shall be construed as a waiver thereof. Any exercise of any part of the rights shall not preclude subsequent enforcement of any such rights which have not, or have not fully, been exercised.

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
3.3	Invalidity

Should any provision of this Share Pledge Agreement be or become invalid, void or unenforceable, all remaining provisions and terms hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

3.4	Notices

3.4.1	Every notice or demand under this Share Pledge Agreement shall be made by letter or e-mail.

3.4.2	Every notice to be given by the Pledgor hereunder shall be sent to the Collateral Agent at the following address:

The Collateral Agent's Representative
Nordic Trusteee AS
Attn.: [***]

Kronprinsesse Märthas plass 1
0160 Oslo
Norway

Telephone:
E-mail: [***]

With a copy to:	Aabø-Evensen & Co
Attn.: [***]

P.O. Box 1789 Vika
NO-0122 Oslo
Norway

Telephone: [***]
E-mail: [***]

3.4.3	Every notice or demand to be given by the Collateral Agent shall be sent to the Pledgor at the following address:

Norwegian AI Technology AS
Att: [***]

c/o Javelin Corporate Services AS
Fridtjof Nansens plass 7
0160 Oslo
Norway

With a copy to:	Bitdeer Technologies Group
Attn.: [***]

Aperia Tower 1, #09-03/04,
08 Kallang Avenue,
Singapore 330509

Telephone:
E-mail: [***]

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
3.4.4	Any notice or other communication given to a Party under or in connection with this Share Pledge Agreement or the Note Purchase Agreement shall be deemed to have been received:

(a).	if posted, on the third Business Day after posting; and

(b).	if sent by email, on the first Business Day after transmission.

4.	GOVERNING LAW AND DISPUTES

4.1	Governing Law

This Share Pledge Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, construed and take effect in accordance with Norwegian Law.

4.2	Jurisdiction

4.2.1
The courts of Norway have jurisdiction to settle any disputes in connection with this Share Pledge Agreement and the Parties hereto accordingly submits to the exclusive jurisdiction of the Oslo District Court (Nw. Oslo tingrett).

4.2.2
Nothing in this Share Pledge Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

* * *

(Signatures on next page)

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
Signature page

IN WITNESS HEREOF, the Parties hereto have caused this Share Pledge Agreement to be duly executed by their authorised officers on the day and year first written above.

The COLLATERAL AGENT

For and on behalf of: -
NORDIC TRUSTEE AS

Name:	Olav Slagsvold	/s/ Olav Slagsvold
Title:	Power of procuration

The PLEDGOR
For and on behalf of: -
NORWEGIAN AI TECHNOLOGY AS

Name:	Wenguang Wang	/s/ Wenguang Wang
Title:	Director

Bitdeer Technologies Group, as the Issuer and the ultimate beneficial shareholder of the Pledgor, hereby undertakes to procure that the Pledgor complies with its obligations under this Share Pledge Agreement and to be jointly liable with the Pledgor for such obligations:

For and on behalf of: -
BITDEER TECHNOLOGIES GROUP

Name:	Jihan Wu	/s/ Jihan Wu
Title:	Director

Certain confidential information contained in this document, marked by [***], has been omitted because
Bitdeer Technologies Group (the “Company”) has determined that the information (i) is not material and (ii)
contains personal information.
EXHIBIT A

FORM OF NOTICE AND ACKNOWLEDGEMENT